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

                                                1ST SOURCE CORPORATION

                                    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                         Year Ended December 31,
                                                                              (In Thousands)
                                              ---------------------------------------------------------------------------------
INCLUDING INTEREST ON DEPOSITS                  1996              1995              1994              1993               1992
-------------------------------               ---------------------------------------------------------------------------------

Earnings:
    Earnings before income taxes              $ 35,599          $ 32,043          $ 26,333          $ 23,866          $ 20,910
    Fixed charges from below                    73,429            64,946            47,709            44,578            50,227
                                              --------          --------          --------          --------          --------
    Earnings                                  $109,028          $ 96,989          $ 74,042          $ 68,444          $ 71,137
                                              ========          ========          ========          ========          ========

Fixed Charges:
    Interest Expense                          $ 73,429          $ 64,946          $ 47,709          $ 44,578          $ 50,227
                                              ========          ========          ========          ========          ========
Ratio of earnings to fixed charges               1.48%             1.49%             1.55%             1.54%             1.42%
                                              ========          ========          ========          ========          ========
EXCLUDING INTEREST ON DEPOSITS
------------------------------

Earnings:
    Earnings before income taxes              $ 35,599          $ 32,043          $ 26,333          $ 23,866          $ 20,910
    Fixed charges from below                     9,215             8,761             5,697             4,825             4,905
                                              --------          --------          --------          --------          --------
    Earnings                                  $ 44,814          $ 40,804          $ 32,030          $ 28,691          $ 25,815
                                              ========          ========          ========          ========          ========
Fixed Charges:
    Interest Expense, excluding
        interest on deposits                  $  9,215          $  8,761          $  5,697          $  4,825          $  4,905
                                              ========          ========          ========          ========          ========
Ratio of earnings to fixed charges               4.86%             4.66%             5.62%             5.95%             5.26%
                                              ========          ========          ========          ========          ========
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